SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2019 (March 12, 2019)

CALMARE THERAPEUTICS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08696	36-2664428
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1375 Kings Highway East
Fairfield, CT 06824
(Address of principal executive offices)
203-368-6044
(Registrant’s Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

As set forth in the Registrant’s Form 10-K for the fiscal year ended December 31, 2016 (the “2016 10-K”), on August 22, 2014, GEOMC filed a complaint against the Registrant in the United States District Court for the District of Connecticut. The allegations included in that complaint, as amended, are described in the 2016 10-K. On September 29, 2017, the District Court entered a final judgment that awarded GEOMC, among other relief, monetary damages of $4,673,406, in addition to pre-judgment interest of $5,678,764, with both amounts totaling $10,352,170. Calmare appealed the judgment to the United States Court of Appeals for the Second Circuit.

On March 12, 2019, the United States Court of Appeals for the Second Circuit vacated the District Court’s judgment and remanded the case to the District Court for further proceedings. Each of the parties may seek reconsideration of the Second Circuit’s judgment within fourteen days after the date of the judgment.

The information in this Item 8.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 8.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

March 18, 2019

By:	/s/ Conrad Mir
Conrad Mir
Chief Executive Officer